Quantum Materials Corp Appoints Sri Peruvemba CEO

Display Industry Expert to Drive Technology to Commercialization

San Marcos, TX – June 14, 2016 – Leading North American quantum dot manufacturer Quantum Materials Corporation (OTCQB:QTMM) announced that company board member Sri Peruvemba will be expanding his leadership role with the company to take the helm as Chief Executive Officer effective June 30, 2016. While founder and current CEO Stephen Squires will continue to have a strategic role, this change will enable Mr. Squires to focus more effort on Solterra Renewable Technologies, the wholly-owned subsidiary developing solar cells where QMC’s proprietary tetrapod technology offers promise to be a predominant QD photovoltaics technology. In addition, Mr. Squires will continue his role as CEO of Quantum Materials Asia Co., Ltd., the company’s joint venture with Guanghui Technology Group (“GTG”) announced in January, 2016.

“Since joining Quantum Materials as a director, Sri’s deep knowledge and experience in the display industry has been crucial to advancing opportunities for the company in our most important and immediate market – quantum dots for next-generation displays,” said Quantum Materials Corp founder and CEO, Mr. Stephen Squires. “We are excited to have him expand his role with us as Chief Executive Officer and welcome his ‘display-centricity’ as it is precisely that focus which will drive our success in delivering superior non-heavy metal quantum dots to our current and future clients.”

“Our company is making great progress with product development and the market conditions are right for rapid growth in quantum dot technology for electronic displays,” said Mr. Daniel Carlson, Chairman of the Board. “With Sri and Stephen leading key initiatives for the company, we are well poised to grow Quantum Materials Corp within the display industry while positioning the company to be a market leader as other uses for quantum dots begin to commercialize.”

Over the course of his 25 years in the industry, Mr. Peruvemba has been an influential advocate in the advancement of electronic display technology. He is a widely respected expert on displays, and related technologies and consults, writes, and presents on those subjects globally. Mr. Peruvemba is the CEO of Marketer International, a marketing services firm, and serves on the board of The Society for Information Display (SID). He was previously CMO for E Ink Corporation. Mr. Peruvemba has also held senior level positions at Sharp Corp, TFS Inc., Planar Systems, and Suntronic Technology.

“This is truly an exciting time for technological advancement in the display industry, and I am thrilled to have the opportunity to work at the forefront of that advancement. The adoption of quantum dot technology within the display industry is accelerating and I believe that our continuous flow manufacturing process has us positioned to be an industry leader,” said Mr. Peruvemba. “I thank Stephen and the board of directors for their confidence in me and look forward to working with the team and our display industry partners to fulfill our destiny.”

About Quantum Materials Corp

Quantum Materials Corporation (QMC) develops and manufactures quantum dots and nanomaterials for use in medical, display, solar energy and lighting applications through its patented volume production process. QMC’s volume manufacturing methods enable consistent quality and scalable cost reductions to drive innovative discovery to commercial success. The company’s technology continues to move the future of quantum dots to the present. QMC’s products are the foundation for technologically superior, energy efficient and environmentally sound LCD UHD displays, the next generation of solid-state lighting, solar photovoltaic power applications, advanced battery and energy storage solutions, biotech imaging, and biomedical theranostics. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology.

For more information follow Quantum Materials Corp at www.QMCDOTS.com and on LinkedIn and Twitter.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

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Art Lamstein

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toshi@qmcdots.com

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